AMENDED AND RESTATED
              FIRST MORTGAGE AND SECURITY AGREEMENT

                         by and between

                    INTERGRAPH CORPORATION, a
                      Delaware corporation,

                            Mortgagor

                               and

                 FOOTHILL CAPITAL CORPORATION, a
                     California corporation,

                            Mortgagee

                  Dated as of November 25, 1997



          Prepared by, and after recordation return to:
                        Jerome K. Lanning
              Johnston Barton Proctor & Powell LLP
                   2900 AmSouth/Harbert Plaza
                     1901 Sixth Avenue North
                 Birmingham, Alabama 35203-2618



NOTE: This instrument constitutes an amendment and restatement of the mortgage by and between Intergraph Corporation, as Mortgagor, and Foothill Capital Corporation, as Mortgagee, dated January 6, 1997, and recorded in the Office of the Judge of Probate of Madison County, Alabama on January 6, 1997, in Mortgage Book 2248, Page 538, et seq. (the "Mortgage") securing the payment of a $20,000,000 term loan from Mortgagee to Mortgagor.

     THIS INSTRUMENT AMENDS AND RESTATES THE MORTGAGE TO SECURE A
$5,000,000  INCREASE IN THE SAID TERM LOAN.  A MORTGAGE  TAX  HAS
BEEN  PAID  IN FULL ON THE MORTGAGE WITH RESPECT TO THE  ORIGINAL
$20,000,000 TERM LOAN BALANCE.

      This  Amended  and  Restated First  Mortgage  and  Security
Agreement  is to be cross-indexed in the Uniform Commercial  Code
Records as a fixture filing.

                      AMENDED AND RESTATED
             FIRST MORTGAGE AND SECURITY AGREEMENT
                       TABLE OF CONTENTS
Article                                                      Page

1    Warranty of Title                                          6

2    Payment of Secured Indebtedness                            6

3    Requirements; Proper Care and Use                          7

4    Taxes on Secured Property or Mortgagee                     8

5    Payment of Impositions                                     9

6    Insurance                                                 10

7    Condemnation/Eminent Domain                               13

8    Sale and Lease of Secured Property                        14

9    Liens                                                     15

10   Right of Contest                                          15

11   Leases and Ground Leases                                  16

12   Loan Document Expenses                                    19

13   Mortgagee's Right to Perform                              20

14   Mortgagee's Costs and Expenses                            20

15   Defaults                                                  21

16   Remedies                                                  21

17   Security Agreement under Uniform Commercial Code          24

18   Additional Representations and Warranties                 25

19   No Waivers. Etc.                                          25

20   Additional Rights                                         26

21   Waivers by Mortgagor                                      26

22   Not Joint Venture or Partnership                          27

23   Notices                                                   27

24   Inconsistency with the Loan Documents                     27

25   No Modification: Binding Obligations                      27

26   Miscellaneous                                             27

27   Enforceability                                            28

28   Receipt of Copy                                           28

29   Termination of Security Interest                          28

Exhibit A - Description of the Land

Index of Defined Terms

Additional Mortgages                                            2
Additional Term Loan                                            1
Awards                                                          5
Buildings                                                       3
Code                                                           24
Contractor's Claims                                            15
Event of Default                                               21
Fixtures                                                       14
GAAP                                                           15
Governmental Authority                                          7
Ground Leases                                                   4
Impositions                                                     9
Initial Term Loan                                               1
Insurance Proceeds                                              5
Interest Rate                                                   8
Land                                                            3
Leases                                                          4
Legal Requirements                                              7
Letters of Credit                                               2
Liens                                                          15
Loan Agreement                                                  1
Loan Documents                                                  2
Material Adverse Effect                                        15
Mortgage                                                        1
Mortgagee                                                       1
Mortgagor                                                       2
Obligations                                                     2
Permitted Encumbrances                                          6
Person                                                          2
Provisions                                                     27
Real Estate                                                     3
Rents                                                           4
Secured Indebtedness                                            2
Secured Obligations                                             3
Secured Property                                                3
Subsidiaries                                                   15
Taking                                                         14
Tax                                                             8
Taxes                                                           8
Term Loan                                                       2

                      AMENDED AND RESTATED
             FIRST MORTGAGE AND SECURITY AGREEMENT

      THIS  AMENDED  AND  RESTATED FIRST  MORTGAGE  AND  SECURITY
AGREEMENT  ("Amendment")  is  made  as  of  this  ____   day   of
____________,  1997,  by  INTERGRAPH  CORPORATION,   a   Delaware
corporation, having an office at One Madison Industrial Park, Huntsville, AL 35894-0001 ("Mortgagor"), and FOOTHILL CAPITAL CORPORATION, a California corporation having an address at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 ("Mortgagee").

                          WITNESSETH:

      WHEREAS, Mortgagor previously made, executed and delivered, inter alia, the following documents to Mortgagee:

     (a) that certain Loan and Security Agreement dated as of December 20, 1996, as amended by Amendment Number One to Loan and Security Agreement dated as of January 15, 1997, and Amendment Number Two To Loan and Security Agreement dated as of November 25, 1997 (collectively, the "Loan Agreement"); and

     (b) that certain First Mortgage And Security Agreement from Mortgagor to Mortgagee dated January 6, 1997, and recorded on January 6, 1997, in the Offices of the Probate Judge of Madison County, Alabama at Mortgage Book 2248, Page 538 et seq. (as amended and restated by this Amendment, the "Mortgage"); and

      WHEREAS,  the  Loan  Agreement  evidences,  inter  alia,  a
$20,000,000  term  loan  from  Mortgagee  to  Mortgagor   (herein
referred to as the "Initial Term Loan"); and

      WHEREAS, Mortgagee has made an additional term loan to Mortgagor in the amount of Five Million and No/100 Dollars ($5,000,000), such term loan being identified in the Loan Agreement as the "Additional Term Loan," and Mortgagor has agreed that the repayment of the Initial Term Loan and the Additional Term Loan shall be secured, equally and ratably, by the lien of the Mortgage as amended and restated in accordance with the terms of this Amendment; and

      WHEREAS, the parties now desire to amend and restate the terms, covenants, conditions and warranties of the Mortgage as hereinafter provided.

      NOW, THEREFORE, in consideration of the premises, the foregoing representations of Mortgagor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

      Mortgagor covenants and agrees that the Mortgage is hereby amended and restated such that the Mortgage, as amended and restated hereby, shall secure the following obligations and liabilities:

     (a) the payment of (i) the Initial Term Loan and the Additional Term Loan (collectively, the "Term Loan") together with all accrued interest thereon to be paid pursuant to the provisions of the Loan Agreement, (ii) any future advances and readvances of such principal amount made from time to time pursuant to the Loan Agreement, (iii) any Letter of Credit (said term and other capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement) reimbursement obligations that may arise under Letters of Credit or L/C Guaranties issued pursuant to the Loan Agreement; (iv) any and all other sums due or to become due and any other monetary Obligations under the Loan Agreement, this Mortgage or any other document evidencing or securing the Loan or any other obligations of Mortgagor entered into, executed or delivered pursuant to the terms of the Loan Agreement, (v) any further or subsequent advances made under the Loan Agreement this Mortgage or any other Loan Document, and (vi) any extensions, renewals, replacements or modifications of the Loan Agreement or any other Loan Document (the items set forth in clauses (i) through (vi) hereof, collectively, the "Secured Indebtedness"), and

     (b) the performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of Mortgagor under (i) this Mortgage, (ii) the Loan Agreement,
     (iii) the Loan Documents, (iv) any mortgages or deeds of trust in addition to this Mortgage now or hereafter made by Mortgagor to secure the Secured Indebtedness (such additional mortgages and deeds of trust, collectively, the "Additional Mortgages"), (v) any supplemental agreements, undertakings, instruments, documents or other writings executed by Mortgagor as a condition to advances under the Loan Agreement or otherwise in connection with the Loan Agreement (including, without limitation, the "Obligations", as defined in the Loan Agreement), (vi) all security agreements, chattel mortgages, pledges, powers of attorney, consents, assignments, notices, leases and financing statements heretofore, now or hereafter executed by or on behalf of Mortgagor or any other Person and/or delivered to Mortgagee in connection with the Loan Agreement or the transactions contemplated thereby, and (vii) any extensions, renewals, replacements or modifications of any of the foregoing (all obligations and liabilities of Mortgagor arising under this Mortgage, the Loan Agreement, the Loan Documents, the Additional Mortgages and any other supplemental agreements, undertakings, instruments, documents, or other writings executed in connection with any of the foregoing, together with (x) the foregoing powers of attorney, consents, assignments, notices, leases and financing statements, (y) any guarantees of the Secured Indebtedness and (z) any deeds of trust, mortgages, security agreements or assignments now or hereafter made to secure the Secured Indebtedness and the obligations and liabilities described herein are hereinafter collectively referred to as the "Secured Obligations"); and

      For and in consideration of the Secured Obligations and to secure payment of the same, with interest thereon, and any extensions or renewals of the same, and to further secure the performance of the covenants and conditions and agreements provided for in the Loan Agreement and as herein set forth, and for other good and valuable consideration to Mortgagor, the receipt and legal sufficiency hereby of which are acknowledged, Mortgagor does hereby mortgage, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over and confirm unto Mortgagee the following described real and other property and all substitutions for and all replacements, reversions and remainders of such property, whether now owned or held or hereafter acquired by Mortgagor (collectively, the "Secured Property"):

      The  fee  simple  and leasehold estate  of  Mortgagor  with respect to those plots, pieces or parcels of land more particularly described in Exhibit A annexed hereto and made a part hereof (which Exhibit A identifies the fee or leasehold estate held by Mortgagor with respect to each such parcel), together with the right, title and interest of Mortgagor, if any, in and to the streets and in and to land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging to, or in any way appertaining to, said land, all easements now or hereafter benefiting said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights (collectively, the "Land");

      TOGETHER with the buildings and other improvements now or hereafter erected on the Land (the buildings and other improvements, collectively, the "Buildings" and the Land together with the Buildings and the Fixtures (hereinafter defined), collectively, the "Real Estate");

      TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents, issues, profits and revenues of the Real Estate and all of the estate, right, title, interest, dower and right of dower, curtesy and right of curtesy, property, possession, claim and demand whatsoever, both in law and at equity, of Mortgagor of, in and to the Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

      TOGETHER with all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof now owned or hereafter acquired by Mortgagor and now or hereafter attached or affixed to, or constituting a part of, the Real Estate or any portion thereof (collectively the "Fixtures"), including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, it being understood and agreed that all of the Fixtures are appropriated to the use of the Real Estate and, for the purposes of this Mortgage, shall be deemed conclusively to be Real Estate and mortgaged hereby;

     TOGETHER with all drainage, mineral, water, oil, gas, timber and sewer pipes, conduits and wires, and other facilities furnishing utility or other services and other similar rights now or hereafter benefitting the Real Estate or any portion thereof or appertaining thereto;

      TOGETHER with all of Mortgagor's right, title and interest and leasehold estate under any leases held by Mortgagor, as lessee, with respect to any portion of the Real Estate (as described in Exhibit A hereto), including all powers, options, renewal rights and other rights and interest of Mortgagor, as lessee, under the terms of any such leases (collective the "Ground Leases");

      TOGETHER with Mortgagor's right, title and interest in, to and under all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements which now exist or which may hereafter be granted by Mortgagor, as lessor, affecting the Real Estate or any portion thereof and under any and all guarantees, modifications, renewals and extensions thereof (collectively, the "Leases"), and in and to any and all deposits made or hereafter made as security under the Leases, subject to the prior legal rights under the Leases of the lessees making such deposits, together with any and all of the benefits, revenues, income, rents, issues and profits due or to become due or to which Mortgagor is now or hereafter may become entitled arising out of the Leases or the Real Estate or any portion thereof (collectively, the "Rents");

     TOGETHER with (a) all unearned premiums accrued, accruing or to accrue under any insurance policies now or hereafter obtained by Mortgagor and Mortgagor's interest in and to all proceeds which now or hereafter may be paid in connection with the conversion of the Secured Property or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance and any other insurance now or hereafter maintained by Mortgagor with respect to the Real Estate or in connection with the use or operation thereof
(collectively, the "Insurance Proceeds"), and (b) all awards, payments and/or other compensation, together with the interest payable thereon and the right to collect and receive the same, which now or hereafter may be made with respect to the Secured Property as a result of (i) a taking by eminent domain, condemnation or otherwise, (ii) the change of grade of any street, road or avenue or the widening of any streets, roads or avenues adjoining or abutting the land, or (iii) any other injury to, or decrease in the value of, the Secured Property or any portion thereof (collectively, the "Awards"), in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Secured Indebtedness outstanding as of the date of Mortgagee's receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Secured Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Mortgagor hereby assigns to Mortgagee, and Mortgagee is hereby authorized to collect and receive, all Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same toward the Secured Indebtedness as herein set forth notwithstanding that the entire amount of the Secured Indebtedness may not then be due and payable. Mortgagor hereby agrees to make, execute and deliver, from time to time, upon demand, such further documents, instruments or assurances as may be requested by Mortgagee to confirm the assignment of the Insurance Proceeds and the Awards to Mortgagee, free and clear of any interest of Mortgagor whatsoever therein and free and clear of any other Liens (hereinafter defined), claims or encumbrances of any kind or nature whatsoever;

      TOGETHER with all right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate, and in each such case, the foregoing shall be deemed a part of the Real Estate and shall become subject to the Lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagor and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagor;

      TOGETHER with all of Mortgagor's rights to further encumber the Secured Property for debt.

      TO HAVE AND TO HOLD the Secured Property and the rights and privileges hereby mortgaged or intended so to be unto Mortgagee and its successors and assigns for the uses and purposes herein set forth, until the Secured Indebtedness is fully paid and the Secured Obligations are fully performed in accordance with the provisions set forth herein and in the other Loan Documents.

      Mortgagor, for itself and its successors and assigns, further represents, warrants, covenants and agrees with Mortgagee as follows:

1 Warranty of Title. Except as otherwise set forth on Exhibit A, Mortgagor warrants that it is lawfully seized of a good and marketable leasehold estate under the Ground Leases or fee simple absolute title (as particularly described in Exhibit A hereto) to the Real Estate and has the right to mortgage the same in accordance with the provisions set forth in this Mortgage and that this Mortgage is a valid and enforceable first Lien on the Secured Property, subject only to the exceptions to title more particularly described in Commitment for Title No. 050122-041 dated December 10, 1996, as redated to the date hereof, issued by First American Title Insurance Company to Mortgagee (collectively, the "Permitted Encumbrances"). Mortgagor shall (a) preserve such title and the validity and priority of the Lien of this Mortgage and shall forever warrant and defend the same unto Mortgagee against the claims of all and every Person or Persons, corporation or corporations and parties whomsoever, and (b) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurance and cause to be done all such further acts and things as may at any time hereafter be required by Mortgagee to confirm and fully protect the Lien and priority of this Mortgage.

2    Payment of Secured Indebtedness.

      2.1 Mortgagor shall pay the Secured Indebtedness at the times and places and in the manner specified in the Loan Documents and shall perform all of the Secured Obligations in accordance with the provisions set forth herein and in the other Loan Documents. Anything to the contrary herein notwithstanding, the maximum principal amount (exclusive of costs, expenses, protective advances, and interest) at any time secured by this Mortgage shall not exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00); furthermore, the Secured Obligations shall not include any obligations for the payment of principal or interest with respect to any revolving loans or future loan advances under the terms of any of the Loan Documents.

      2.2 Any payment made in accordance with the terms of this Mortgage by any Person at any time liable for the payment of the whole or any part of the Secured Indebtedness, or by any subsequent owner of the Secured Property, or by any other Person whose interest in the Secured Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or by any partner of a partnership which at any time may be liable for such payment or may own or have such an interest in the Secured Property shall be deemed, as between Mortgagee and all Persons who at anytime may be liable as aforesaid or may own the Secured Property, to have been made on behalf of all such Persons.

3    Requirements: Proper Care and Use.

      3.1 Subject to the right of Mortgagor to contest a Legal Requirement (hereinafter defined) as provided in Article 10 hereof, Mortgagor promptly shall comply with, or cause to be complied  with,  all  present and future laws,  statutes,  codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively "Legal Requirements") of every federal, state, county, municipal or other governmental authority having jurisdiction over Mortgagor or the Secured Property (a "Governmental Authority") (and, unless such contest operates to suspend compliance with such Governmental Authority, in no case later than the time period allowed under any order or other form of notice issued by such Governmental Authority) or the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Real Estate, without regard to the nature of the work to be done or the cost of performing the same, whether foreseen or unforeseen, ordinary or extraordinary, and shall perform, or cause to be performed, all obligations, agreements, covenants, restrictions and conditions now or hereafter of record which may be applicable to Mortgagor or to the Secured Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Real Estate.

      3.2 Except as it may otherwise be permitted by the Loan Agreement, Mortgagor shall (i) not abandon the Real Estate or any portion thereof, (ii) subject to Articles 6 and 7 hereof, maintain  the  Real Estate in good repair, order  and  condition,
(iii) subject to Articles 6 and 7 hereof, promptly make all necessary repairs to the Real Estate, (iv) not commit or suffer waste with respect to the Real Estate, (v) refrain from impairing or diminishing the value or integrity of the Secured Property or the priority or security of the Lien of this Mortgage, (vi) not remove, demolish or materially alter any of the Real Estate without the prior written consent of Mortgagee in each instance, except that Mortgagor shall have the right without the consent of Mortgagee to remove and dispose of, free of the Lien of this
Mortgage, such Fixtures as may, from time to time, become worn out or obsolete, provided that if Mortgagor shall replace the same with other Fixtures then such replacement Fixtures shall be free of any security agreements or other Liens or encumbrances of any kind or nature whatsoever, and by such removal and replacement, Mortgagor shall be deemed to have subjected such replacement Fixtures to the Lien and priority of this Mortgage,
(vii) not make, install or permit to be made or installed,any material alterations or additions to the Real Estate if doing so would materially impair the use of the Secured Property by Mortgagor in the conduct of its business, (viii) not make, suffer or permit any nuisance to exist on the Real Estate or any portion thereof, and (ix) permit Mortgagee and its agents, at the times and in the manner set forth in the Loan Agreement and subject to the rights of tenants under Leases, to enter upon the Real Estate for the purpose of inspecting and appraising the Real Estate or any portion thereof.

      3.3 Mortgagor shall not by any act or omission permit any building or other improvement located on any property which is not subject to the Lien of this Mortgage to rely upon the Real Estate or any portion thereof or any interest therein to fulfill any Legal Requirement and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Real Estate or any interest therein to be so used. The Real Estate is zoned as one or more lots separate and apart from all other premises and Mortgagor shall not, by any act or omission, impair the integrity of the Real Estate as such lot or lots or initiate or join in any zoning change, private easement or any other modification of the zoning regulating the Real Estate. Unless first approved in writing by Mortgagee, Mortgagor shall not (i) impose any restrictive covenants or encumbrances upon the Real Estate, execute or file any subdivision plot affecting the Real Estate or consent to the annexation of the Real Estate to any municipality or (ii) permit or suffer the Real Estate to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement. To the extent allowed by applicable law, any act or omission by Mortgagor which would result in a violation of any of the provisions of this Article shall be null and void.

4    Taxes on Secured Property or Mortgagee.

      4.1 If any Governmental Authority shall levy, assess or charge any tax, assessment, fee or imposition upon this Mortgage or any other Loan Document, the Secured Indebtedness, the interest of Mortgagee in the Secured Property, or Mortgagee by reason of this Mortgage or any other Loan Document, the Secured Indebtedness or Mortgagee's interest in the Secured Property (individually a "Tax", and collectively "Taxes") (excepting therefrom any taxes measured by Mortgagee's net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof under the laws of which Mortgagee is organized), Mortgagor shall pay all such Taxes to, for, or on account of, Mortgagee as they become due and payable and, on demand, shall furnish proof of such payment to Mortgagee. If Mortgagor shall fail to so pay any such Tax, then, Mortgagee, at its option and upon simultaneous notice, may pay any such Tax and, in such event, the amount so paid (i) shall be deemed to be Secured Indebtedness, (ii) shall be a Lien on the Secured Property prior to any right or title to, interest in, or claim upon, the Secured Property subordinate to the Lien of this Mortgage, and (iii) immediately shall be due and payable, on demand, together with interest thereon at the rate of interest then payable under the Loan Agreement, including, in calculating such rate of interest, any additional interest which is then imposed under the Loan Agreement by reason of any Event of Default thereunder (such rate of interest, the "Interest Rate"), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

     4.2 If any Governmental Authority shall at any time require revenue, documentary or similar stamps to be affixed to this Mortgage or any other Loan Document or shall require the payment of any Taxes with respect to the ownership or recording of this Mortgage or any other Loan Document, Mortgagor, upon demand, shall pay for such stamps in the required amount and shall deliver the same to Mortgagee, together with a copy of the receipted bill therefor. If Mortgagor shall fail to so pay for any such stamps, then, Mortgagee, upon simultaneous notice to Mortgagor, may pay for the same and, in such event, the amount so paid (i) shall be deemed to be Secured Indebtedness, (ii) shall be a Lien on the Secured Property prior to any right or title to, or interest in, or claim upon, the Secured Property subordinate to the Lien of this Mortgage, and (iii) immediately shall be due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. Mortgagor shall indemnify
Mortgagee for, and shall hold Mortgagee harmless from and against, any and all liability which Mortgagee may incur on account of such revenue, documentary or other similar stamps or by reason of any Taxes referred to in Paragraph 4.1 hereof, whether such liability arises before or after payment of the Secured Indebtedness and whether or not the Lien of this Mortgage shall have been released.

5    Payment of Impositions.

      5.1   Subject  to the provisions of Article 10  hereof  and
except to the extent the failure to comply with any of the following is permitted by the Loan Agreement, not later than the date on which payment of the same shall be due, that is, the day before the date on which any fine, penalty, interest, late charge or loss may be added thereto or imposed by reason of the non-payment thereof, Mortgagor shall pay and discharge all Taxes (including, but without limiting the generality of the foregoing, all real property taxes and assessments, personal property taxes, income, franchise, withholding, profits and gross receipts taxes), charges for any easement or agreement maintained for the benefit of the Secured Property or any portion thereof, general and special assessments and levies, permit, inspection and license fees, water and sewer rents and charges and any other charges of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, public or private, which, at any time, are imposed upon or levied or assessed against Mortgagor or the Secured Property or any portion thereof, or which arise with respect to, or in connection with, the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Real Estate or any portion thereof, together with any penalties, interest or late charges which may be imposed in connection with any of the foregoing (all of the foregoing taxes, assessments, levies and other charges, together with such interest, penalties and late charges, collectively, "Impositions"). If, however, any Legal Requirement shall allow that any Imposition may, at Mortgagor's option, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may exercise the option to pay such Imposition in such installments and, in such event, Mortgagor shall be responsible for the payment of all such installments, together with the interest, if any, thereon, in accordance with the provisions of the applicable Legal Requirement. Within five (5) days after a request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence acceptable to Mortgage showing the payment of such Imposition. Mortgagor also shall deliver to Mortgagee, within five (5) days after a request by Mortgagee, copies of all settlements and notices pertaining to any imposition that may be issued by any Governmental Authority.

      5.2 Nothing contained in this Mortgage shall affect any right or remedy of Mortgagee under this Mortgage or otherwise to pay, upon simultaneous notice, any imposition from and after the date on which such Imposition shall have become due and payable and, in such event, the amount so paid (i) shall be deemed to be Secured Indebtedness, (ii) shall be a Lien on the Secured Property prior to any right or title to, interest in, or claim upon, the Secured Property subordinate to the Lien of this Mortgage, and (iii) shall be immediately due and payable, on demand; together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

6              Insurance.

      6.1 Mortgagor shall provide and keep in full force and effect, or require to be provided and kept in full force and effect, for the benefit of Mortgagee, as hereinafter provided:

                A.   insurance for the Buildings and the Fixtures
          (w) against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage "all risk" endorsements (including, but without limiting the generality of the foregoing, and specifically, vandalism, malicious mischief and damage by water) of whatsoever kind, (x) against flood disaster pursuant to the Flood Disaster Protection Act of 1973,84 Stat. 572,42 U.S.C. 4001 if the Real Estate is located in an area identified by the United States Department of Housing and Urban Development as a flood hazard area, (y) against loss of rentals and business interruption due to any of the foregoing causes, and
          (z) when and to the extent reasonably required by Mortgagee, against any other risk insured against by Persons operating properties similar to the Real Estate and located in the vicinity of the Real Estate or operations similar to the operations conducted at the Real Estate;

                B. insurance for demolition and increased cost of construction coverage;

               C. if a sprinkler system shall be located in the Buildings, sprinkler leakage insurance;

               D. comprehensive public liability insurance with respect to the Real Estate and the operations related thereto, whether conducted on or off the Real Estate, against liability for personal injury, including bodily injury and death, and property damage. Such comprehensive public liability insurance shall be on an occurrence basis and shall specifically include, but not be limited to, sprinkler leakage legal liability (if a sprinkler shall be located in the Buildings), water damage legal liability, products liability, motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles, and contractual indemnification; and

                E. such other insurance in such amounts as may from time to time be reasonably required by Mortgagee against such other insurable hazards as at the time are commonly insured against in the case of properties similar to the Real Estate and located in the vicinity of the Real Estate or operations similar to the operations conducted at the Real Estate.

All insurance provided hereunder shall be in such form and in such amounts as, from time to time, shall be acceptable to Mortgagee, in its reasonable discretion, shall name Mortgagee as a named insured under a standard "noncontributory mortgagee" endorsement or its equivalent, which shall be reasonably acceptable to Mortgagee, shall be provided by insurance companies which have a Best's rating of at least "AXII" and otherwise shall be acceptable to Mortgagee in its reasonable discretion. In the event Mortgagor shall receive any Insurance Proceeds, then Mortgagor shall promptly pay such Insurance Proceeds directly to Mortgagee in the manner set forth in the Loan Agreement. Anything contained herein to the contrary notwithstanding, in no event shall the insurance provided under Paragraph 6.1.A.w hereof or under Paragraph 6.1.B hereof be in an amount which is less than One Hundred Percent (100%) of the full replacement cost of the Buildings and the Fixtures, including the cost of debris removal, but excluding the value of foundations and excavations, as reasonably determined from time to time by Mortgagee. Every policy of insurance referred to in this Paragraph shall contain an agreement by the insurer that it will not cancel such policy except alter thirty (30) days prior written notice to Mortgagee and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Mortgagor or Mortgagee which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (A) occupancy or use of the Secured Property for purposes more hazardous than permitted by the terms of such policy, (B) any foreclosure or other action or proceeding taken by Mortgagee pursuant  to  this Mortgage upon the happening  of  an  Event  of
Default (hereinafter defined) or (C) any change in title or ownership of the Secured Property. Mortgagor shall assign and deliver to Mortgagee all such policies of insurance, or duplicate originals thereof or certificates evidencing the coverage thereunder. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessor under the Ground Leases or any lessee of the Real Estate or any portion thereof, or-become void or questionable by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever any such insurance shall become unsatisfactory to Mortgagee in its reasonable discretion, Mortgagor immediately shall obtain new or additional insurance which shall be satisfactory to Mortgagee in its reasonable discretion. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

     6.2 Mortgagor shall (i) pay as they become due all premiums for the insurance required hereunder, and (ii) not later than thirty (30) days prior to the expiration of each such policy, deliver a renewal policy or a duplicate original thereof and a certificate of insurance indicating that the insurance is then in effect or accompanied by such other evidence of payment as shall be satisfactory to Mortgagee in its discretion.

      6.3 If Mortgagor shall be in default of its obligation to so insure or deliver any such-prepaid policy or policies of insurance to Mortgagee in accordance with the provisions hereof, Mortgagee, at its option and upon simultaneous notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premium or premiums (i) shall be deemed to be Secured Indebtedness, (ii) shall be a Lien on the Secured Property prior to any right or title to, or interest in, or claim upon, the Secured Property subordinate to the Lien of this Mortgage, and
(iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

      6.4 At the request of Mortgagee, Mortgagor shall increase the amount of insurance required to be provided pursuant to the provisions of Paragraph 6.1.A.w hereof and Paragraph 6.1.B hereof by using the Factory Mutual Index to determine whether there shall have been an increase in the replacement cost of the Buildings and the Fixtures since the most recent adjustment to any such policy and, if there shall have been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

      6.5 Mortgagor promptly shall comply with, and shall cause the Buildings and the Fixtures to comply with, (i) all of the provisions of each such insurance policy, and (ii) all of the requirements of the insurers thereunder applicable to Mortgagor or to any of the Buildings or the Fixtures or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Buildings or the Fixtures if the failure to comply therewith could foreseeably permit the insurer to deny coverage or to cancel any insurance required hereunder, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Real Estate or any portion thereof. If Mortgagor shall use the Real Estate or any portion thereof in any manner which would permit the insurer to cancel any insurance required to be provided hereunder, Mortgagor shall obtain prior to the cancellation thereof a substitute policy which shall be satisfactory to Mortgagee and which shall be effective on or prior to the date on which any such other insurance policy shall be cancelled.

     6.6 If the Buildings or the Fixtures or any portion thereof shall be materially damaged, destroyed or injured by fire or any other casualty (whether insured or uninsured), Mortgagor shall give prompt notice thereof to Mortgagee.

      6.7 In the event of any damage, destruction or injury, then, if no Event of Default has occurred and is then continuing, Mortgagee and Mortgagor shall jointly adjust, collect and compromise all such claims under all policies of insurance and execute and deliver on behalf of Mortgagor all necessary proofs of loss, receipts, vouchers and releases required by the insurers. If any Event of Default shall have occurred and then be continuing, Mortgagee may, at its option, adjust, collect and compromise all such claims. If, prior to the payment of any Insurance Proceeds, the Secured Property or any portion thereof shall have been sold on foreclosure of this Mortgage, then Mortgagor shall direct each insurer to pay to Mortgagee the amount of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate.

      6.8 The insurance required by this Mortgage may, at the option of Mortgagor, be effected by blanket and/or umbrella policies issued to Mortgagor covering the Buildings and the Fixtures as well as other properties (real and personal) which are owned or leased by Mortgagor, provided that, in each case, the policies otherwise comply with the provisions of this
Mortgage and allocate to the Buildings and the Fixtures, from time to time, the coverage specified by Mortgagee, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Mortgage shall be effected by any such blanket or umbrella policies, Mortgagor shall furnish to Mortgagee original certificates evidencing policies thereof, with, if requested by Mortgagee, schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Buildings and the Fixtures.

      6.9 Any transfer of the Secured Property, in accordance with the provisions hereof, including a transfer by foreclosure or deed in lieu of foreclosure, shall transfer therewith all of Mortgagor's interest in all property insurance policies then covering the Buildings and the Fixtures or the operations conducted at the Real Estate, including, but without limiting the generality of the foregoing, any unearned premiums.

7    Condemnation/Eminent Domain.

       7.1 Mortgagor shall notify Mortgagee promptly upon obtaining knowledge of the institution of (i) any taking by eminent domain, condemnation or otherwise of all or any portion of the Secured Property, or (ii) the change of grade of any street, road or avenue or the widening of streets, roads or avenues adjoining or abutting the Land, or (iii) any other, injury to, or decrease in value of, the Secured Property caused in any manner by any Governmental Authority (any of the foregoing events, a "Taking").

      7.2 If no Event of Default has occurred and is then continuing, Mortgagee and Mortgagor shall jointly negotiate and settle any such proceedings with respect to such a Taking and the amount of any Award to be made in connection therewith and shall jointly execute and deliver on behalf of Mortgagor all necessary proofs of loss, receipts, vouchers and releases required in connection with any such Taking. If any Event of Default shall have occurred and then be continuing, then Mortgagee may, at its option, negotiate and settle such claims. Mortgagor agrees to execute, upon demand by Mortgagee, all such proofs of loss, receipts, vouchers and releases and to cooperate with Mortgagee in connection therewith. Mortgagor shall direct the applicable Governmental Authority to make payment of any such Award directly to Mortgagee and Mortgagee is hereby authorized to endorse any draft therefor as Mortgagor's attorney-in-fact. If, prior to the payment of any Award, the Secured Property or any portion thereof shall have been sold on foreclosure of this Mortgage, Borrower shall direct the applicable Governmental Authority to pay to Mortgagee the amount of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate.

8     Sale  and Lease of Secured Property.  Except to the  extent permitted under the Loan Agreement, Mortgagor shall not, at any time, without the prior written consent of Mortgagee in each instance,

     8.1 sell, assign, transfer or convey all or any part of the Secured Property or any interest therein; or

      8.2 lease or sublease the Real Estate or any portion thereof except in accordance with the terms hereof; or

      8.3 (i) make any new or additional mortgage, deed of trust or other loan which is secured by the Secured Property or any portion thereof (whether superior or junior to the Lien of this Mortgage and whether recourse or non-recourse) unless such loan is made by Mortgagee, or (ii) except for the Permitted Encumbrances and subject to the provisions of Articles 9 and 10 hereof and except for other Liens permitted by the Loan Agreement, otherwise create, grant, permit or suffer any Lien, security interest, claim, charge or encumbrance of any kind or nature whatsoever, whether recorded or unrecorded, against the Secured Property or any portion thereof.

Mortgagor shall comply with or otherwise perform, keep or observe, all terms, provisions, conditions, covenants, warranties and representations contained in any mortgage that is subordinate to this Mortgage and shall not permit or suffer a default under any such mortgage or deed of trust.

9 Liens. Subject to the provisions of Article 10 hereof, Mortgagor at all times shall keep the Secured Property free from any and all "Liens" (which term shall hereinafter have the meaning ascribed thereto in the Loan Agreement) except as permitted under the Loan Agreement and except for the Permitted Encumbrances.

10 Right of Contest. Mortgagor, at its sole cost and expense, may, in good faith, contest, by proper legal actions or proceedings, the validity of any Legal Requirement or the application thereof to Mortgagor or the Secured Property, or the validity or amount of any Imposition or the validity of the claims of any mechanics, laborers, subcontractors, contractors or materialmen ("Contractor's Claims"). During the pendency of any such action or proceeding, compliance with such contested Legal Requirement or payment of such contested Imposition or payment of such contested Contractor's Claim may be deferred provided that, in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (a) no Event of Default shall exist hereunder and no other event shall have occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder, (b) adequate reserves with respect thereto are maintained on Mortgagor's books in accordance with GAAP (as defined in the Loan Agreement) and the applicable provisions of the Loan Agreement, (c) such contest operates to suspend enforcement of compliance with the contested Legal Requirement or collection of the contested Imposition or collection or enforcement of such contested Contractor's Claim, (d) during the pendency of such action or proceeding, Mortgagor is able to make full use and benefit of the Secured Property and (e) such contest is maintained and prosecuted continuously and with diligence, notwithstanding any such reserves, Mortgagor promptly shall comply with any contested Legal Requirement or shall pay any contested Imposition or Contractor's Claim, and compliance therewith or payment thereof shall not be deferred, if, at any time, the Secured Property or any portion thereof shall be, in Mortgagee's judgment, in danger of being forfeited or lost by reason of any such contest or Mortgagor's non-compliance with any such Legal Requirement or non-payment of any such Imposition or Contractor's Claim and such claim has or could foreseeably have a Material Adverse Effect (as defined in the Loan Agreement) on the Borrower and its Subsidiaries (as defined in the Loan Agreement) taken as one enterprise. If such action or proceeding is terminated or discontinued adversely to Mortgagor, Mortgagor, upon demand, shall deliver to Mortgagee evidence satisfactory to Mortgagee, in its reasonable discretion, of Mortgagor's compliance with such contested Legal Requirement or payment of such contested Imposition or Contractor's Claim, as the case may be.

11   Leases and Ground Leases.

     11.1. Leases.

                A. Mortgagor has no right or power, as against Mortgagee, without the prior written consent of Mortgagee, to enter into any Lease affecting the Secured Property, except as permitted under the Loan Agreement.

                B.    Each  Lease  hereinafter  entered  into  by
          Mortgagor shall (i) by its express terms not permit the lessee thereunder to terminate or invalidate the terms of its Lease as a result of any action taken by Mortgagee to enforce this Mortgage either by foreclosure, or acceptance of a deed in lieu of foreclosure, or by resort to any other rights or remedies available to Mortgagee hereunder or at law or in equity, (ii) include a subordination clause providing that the Lease and the interest of the lessee thereunder in the Secured Property are in all respects subject and subordinate to this Mortgage, (iii) provide that, at the option of Mortgagee or the purchaser at a foreclosure sale or the grantee in a voluntary conveyance in lieu of foreclosure, the lessee thereunder shall attorn to Mortgagee or to such purchaser or grantee under all of the terms of the Lease and recognize such entity as the lessor under the Lease for the balance of the term of the Lease, and
          (iv) provide that, in the event of the enforcement by Mortgagee of the rights and remedies provided by law or in equity or by this Mortgage, any Person succeeding to the interest of Mortgagee as a result of such enforcement shall not be bound by any prepayment of installments of rent for more than thirty (30) days in advance of the time when the same shall become due, except for security deposits not in excess of three months' rent, or by any amendment, modification, extension, cancellation or renewal of the Lease made without the prior written consent of Mortgagee.

                C. As to all Leases, Mortgagor shall (i) promptly perform all of the provisions of the Leases on the part of the lessor thereunder to be performed, (ii) promptly enforce all of the provisions of the Leases on the part of the lessees thereunder to be performed,
          (iii) refrain from taking any action that would result in the termination of the Lease by any lessee thereunder or the diminution of the Rents thereunder,
          (iv) appear in and prosecute or defend any action or proceeding arising under, growing out of, or in any manner connected with, the Leases or the obligations of the lessor or the lessees thereunder, as the case may be, (v) exercise, within five (5) days after demand by Mortgagee, any right to request from the lessee under any Lease a certificate with respect to the status thereof, (vi) deliver to Mortgagee, within twenty (20) days after demand by Mortgagee, a written statement containing the names of all lessees, the terms of all Leases and the spaces occupied and rentals payable thereunder and a statement of all Leases which are then in default, including the nature and magnitude of any such default and (vii) provide Mortgagee with a copy of each notice of default received by Mortgagor under any Lease immediately upon receipt thereof and deliver to Mortgagee a copy of each notice of material default sent by Mortgagor under any Lease simultaneously with its delivery of such notice under such Lease, and
          (viii) promptly deliver to Mortgagee a copy of any Lease. Notwithstanding the foregoing, Mortgagor shall not be required to perform any of the actions described in clauses (i) through (iv) of this paragraph if the failure to do so would not cause a Material Adverse Effect (as defined in the Loan Agreement).

                D.    Mortgagor hereby assigns to Mortgagee, from
          and after the date hereof (including any period allowed by law for redemption after any foreclosure or other sale), primarily, on a parity with the Secured Property, and not secondarily, as further security for the payment of the Secured Indebtedness and the performance of the Secured Obligations, the Leases and the Rents. Nothing contained in this Article shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in any Lease or otherwise impose any obligation on Mortgagee (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Mortgage or commenced by reason of an Event of Default hereunder or in the event any lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Secured Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Mortgagor hereby further grants to Mortgagee the right, but not the obligation, following the occurrence and during the continuation of an Event of Default (i) to enter upon and take possession of the Real Estate for the purpose of collecting the Rents, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under any Lease to Mortgagee or defaulting in the performance of any of its other obligations under its Lease, (iii) to let the Real Estate or any portion thereof, (iv) to apply the Rents on account of the Secured Indebtedness, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article. Such assignment and grant shall continue in effect until this Mortgage terminates in accordance with the terms hereof, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Real Estate by Mortgagee following the Occurrence and during the continuation of an Event of Default pursuant to such grant, whether or not an action to foreclose this Mortgage has been instituted and without applying for a receiver. Mortgagee, however, grants to Mortgagor, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor and its successors and not to any lessee or other Person, a license, revocable upon five (5) days' written notice to Mortgagor following and during the continuation of an Event of Default, to collect all of the Rents and to retain, use and enjoy the same, unless an Event of Default shall exist hereunder or, unless any event shall have occurred which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder or, at Mortgagee's option, for any other reason whatsoever.

                E. Mortgagor shall receive the Rents as set forth in Section 11.4 hereof and shall hold the Rents as a fund to be applied first to the payment of the Impositions and then to the payment of insurance coverages required under Article 6 hereof before applying any portion of the same to other purposes.

               F. Upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article) of the lessor's interest in any Lease, and shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument, a as provided in the Loan Agreement.

     11.2 Ground Leases.

                A. Mortgagor will not do or omit to do any act or thing which could impair the security of this Mortgage with respect to Mortgagor's leasehold estate under the Ground Leases.

                 B. Mortgagor (i) shall comply with the provisions of the Ground Leases, (ii) shall give immediate written notice to Mortgagee of any default by the lessor under the Ground Leases or of any notice received by Mortgagor from such lessor of any default under a Ground Lease by Mortgagor, (iii) shall give immediate written notice to Mortgagee of the commencement of any remedial proceedings under the Ground Leases by any party thereto and, if required by Mortgagee, shall permit Mortgagee as Mortgagor's attorney-in-fact to control and act for Mortgagor in any such remedial proceedings and (iv) shall within thirty (30) days after reasonable request by Mortgagee obtain from the lessor under the Ground Leases and deliver to Mortgagee the lessor's estoppel certificate required thereunder, if any. The Mortgagor hereby expressly transfers and assigns to Mortgagee the benefit of all covenants contained in the Ground
          Leases, whether or not such covenants run with the land, but Mortgagee shall have no liability with respect to such covenants nor any other covenants contained in the Ground Leases.

                C. Mortgagor shall not surrender the leasehold estate and interests herein conveyed nor terminate or cancel the Ground Leases creating said estate and interests, and the Mortgagor shall not, without the express written consent of Mortgagee alter or amend any Ground Lease. The Mortgagor agrees that there shall not be a merger of the Ground Lease, or of the leasehold estate created thereby, with the fee estate covered by the Ground Lease by reason of the leasehold estate or the fee estate, or any part of either, coming into common ownership, unless Mortgagee shall consent in writing to such merger. In the event Mortgagor shall acquire fee title to all or any portion of such Real Estate, this Mortgage shall further constitute a mortgage with respect to such fee interest or estate of Mortgagor in such Real Estate, upon the terms provided for herein without any amendment to or modification of this Mortgage being required. In such event, notwithstanding the fact that the provisions hereof shall be self-executing, Mortgagor agrees, immediately upon the written request of Mortgagee, to execute any amendment to this Mortgage or any additional mortgage or other agreement or instrument with respect to said Real Estate to further evidence and effect the existence of a valid mortgage in favor of Mortgagee with respect to Mortgagor's fee interest in all or any portion of said Real Estate, the form and content of any such amendment, mortgage or other instrument not inconsistent with the terms of this Mortgage to be approved by Mortgagee.

                D. Mortgagee represents, covenants and warrants that: (i) each Ground Lease is in full force and effect and unmodified except as hereinbefore provided;
          (ii) that all rents reserved in the Ground Leases have been paid to the extent they were payable prior to the date hereof; and (iii) that there is no existing default under the provisions of the Ground Leases or in the performance of the Ground Leases on the part of the Mortgagor to be observed or performed.

12    Loan  Document  Expenses.  Subject  to  the  provisions  of
Article 10 hereof, Mortgagor shall pay, together with any interest or penalties imposed in connection therewith, all reasonable expenses of Mortgagee incident to the preparation, execution, acknowledgement, delivery and/or recording of this Mortgage and the other Loan Documents, including, but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, intangible taxes and all Federal, State, county and municipal taxes, duties, imposts, assessments and charges now or hereafter required by reason of, or in connection with, this Mortgage or any other Loan Document.

13 Mortgagee's Right to Perform. In the event and for so long as an Event of Default shall be continuing hereunder and upon simultaneous notice to Mortgagor, Mortgagee may (but shall be under no obligation to), at any time perform the Secured Obligations, without waiving or releasing Mortgagor from any Secured Obligations or any Event of Default under this Mortgage, and, in such event, the reasonable cost thereof, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred the connection therewith (a) shall be deemed to be Secured Indebtedness, and (b) shall be payable, promptly on demand, together with interest thereon at the Interest Rate (except in the case of items under clause (e) of Section 14 prior to any Event of Default), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. No payment or advance of money by Mortgagee pursuant to the provisions of this Article shall cure, or shall be deemed or construed to cure, any such Event of Default by Mortgagor hereunder or waive any rights or remedies of Mortgagee hereunder or at law or in equity by reason of any such Event of Default.

14 Mortgagee's Costs and Expenses. If (a) upon the occurrence and during the continuance of any Event of Default, or (b) Mortgagee shall exercise any of its rights or remedies hereunder, or (c) any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Mortgage or any action or proceeding is Commenced to which Mortgagee is or becomes a party, or (d) the taking, holding or servicing  of  this Mortgage by Mortgagee is alleged  to  subject
Mortgagee to any civil or criminal fine or penalty, or (e) Mortgagee's review and approval of any document, including, but without limiting the generality of the foregoing, any Lease, is requested by Mortgagor or required by Mortgagee, then, in any such event, all actual reasonable costs, expenses and fees incurred by Mortgagee in connection therewith (including, but without limiting the generality of the foregoing, any civil or criminal fines or penalties and reasonable attorneys' fees, costs and disbursements) (i) shall be deemed to be Secured Indebtedness, and (ii) shall be payable, promptly on demand, together with interest thereon at the Interest Rate (except that no interest shall be payable in the case of items incurred under clause (e) of this paragraph prior to any Event of Default), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. In any action to foreclose this Mortgage or to recover or collect the Secured Indebtedness or any portion thereof, the provisions of this Article with respect to the recovery of costs, expenses, disbursements and penalties shall prevail unaffected by the provisions of any Legal Requirement with respect to the same to the extent that the provisions of this Article are not inconsistent therewith or violative thereof.

15   Defaults. The occurrence of any Event of Default (as defined in the Loan Agreement) under the Loan Agreement (regardless of the reason therefor), shall constitute a default ("Event of Default") hereunder.

16   Remedies.

      16.1 Upon the occurrence of any Event of Default hereunder, Mortgagee may, without notice, presentment, demand or protest, all of which are hereby expressly waived by Mortgagor to the extent permitted by applicable law, take such action to protect and enforce its rights in and to the Secured Property, including, but without limiting the generality of the foregoing, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, without impairing or otherwise affecting the other rights and remedies of Mortgagee hereunder or at law or in equity:

                          A.    Mortgagee may declare the  entire
               amount of the Secured Indebtedness immediately due and payable. Thereupon, all of the other Secured Obligations also shall become immediately due and payable.

                          B.     Mortgagee may, without releasing
               Mortgagor from any Secured Obligation or Secured Indebtedness under this Mortgage or any other Loan Document and without waiving any Event of Default, exercise any of its rights and remedies under
               Article 13 hereof.

                          C.    Mortgagee  may (w) institute  and
               maintain an action of mortgage foreclosure against any of the Secured Property and against any of the property subject to any of the Additional Mortgages, (x) institute and maintain an action with respect to the Secured Property under any other Loan Document, or (y) take such other action as may be allowed at law or in equity for the enforcement of this Mortgage, the Additional Mortgages and the other Lean Documents. Mortgagee may proceed in any such action to final judgment and execution thereon for the whole of the Secured Indebtedness, together with interest thereon at the Interest Rate, from the date on which Mortgagee shall declare the same to be due and payable to the date of repayment to Mortgagee, and all costs of any such action, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements.

                          D.    Mortgagee  may sell  the  Secured
               Property at public outcry to the highest bidder for cash in front of the courthouse door in the county where the Secured Property is located, either in person or by auctioneer, after having first given notice of the time, place and terms of sale by publication once a week for three (3) successive weeks prior to said sale in some newspaper published in said county. Upon payment of the purchase money, the Mortgagee or any person conducting the sale for the Mortgagee is authorized to execute to the purchaser at said sale an assignment of Mortgagor's leasehold estate under any Ground Lease, or a deed to the Real Estate if then owned in fee by Mortgagor. The Mortgagee may bid at said sale and purchase said property or any part thereof if the highest bidder therefor. At any foreclosure sale the Secured Property may be offered for sale and sold as a whole without first offering it in any other manner or may be offered for sale and sold in any other manner the Mortgagee may elect in its sole discretion.

                          E.    Mortgagee may, without  releasing
               Mortgagor from any Secured Obligation or Secured Indebtedness, and without waiving any Event of Default, enter upon and take possession of the Real Estate or any portion thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents and servants therefrom and, thereupon, Mortgagee may (x) subject to lease rights in favor of third parties to the extent permitted by the Loan
               Agreement, use, manage and operate the Real Estate, and (y) exercise all rights and powers of Mortgagor with respect to the Secured Property, either in the name of Mortgagor or otherwise, including, but without limiting the generality of the foregoing, the right to make, cancel, enforce or modify Leases, obtain and evict lessees. After deduction of all actual costs and expenses of operating and managing the Real Estate, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements, administration expenses, management fees and brokers' commissions, satisfaction of Liens on any of the Secured Property, payment of Impositions, claims and Insurance Premiums, invoices of Persons who may have supplied goods and services to or for the benefit of any of the Secured Property and all costs and expenses of the maintenance, repair, restoration, alteration or improvement of any of the Secured Property, Mortgagee shall apply the Rents received by Mortgagee to payment of the Secured Indebtedness or performance of the Secured Obligations. Mortgagee shall apply the Rents received by
               Mortgagee as provided in Section 16.2 hereof. Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and the obligations of the lessees under the Leases enforced and Mortgagee may waive or fail to enforce any right or remedy of the lessor under any Lease.

      16.2 In the case of a sale either pursuant to an order, decree or judgment of foreclosure or by power-of-sale as herein provided, the Real Estate may, at Mortgagee's election, be sold in one (1) or more parcels. Mortgagee shall receive the proceeds of any such sale and shall apply the proceeds of such sale as follows, in the following order:

           First, to all costs, fees, charges and expenses recurred by Mortgagee and its counsel in connection with any Event of Default hereunder, the exercise of any of the rights and remedies of Mortgagee hereunder and any such sale, including, without limitation, attorneys' fees, costs and disbursements, all expenses of such sale, or pursuant to Section 4.2 hereof, including publication costs, stenographic charges, title searches and title insurance premiums, surveys, guarantee policies, and transfer taxes and recording fees and charges;

           Second, to the payment of all sums expended by Mortgagee under the terms of this Mortgage and not yet repaid, together with interest thereon at the Interest Rate.

           Third, to the payment of the Term Loan Obligations, including all accrued and unpaid interest due under the Loan
Agreement with respect to the Term Loan.

           Fourth,  to  the payment of all other  unpaid  Secured
Obligations, whether due or to become due, in whatever order and proportion to the Mortgagee may elect, in its sole discretion.

           Fifth, the remainder, if any, to the Persons appearing of record to be the owner of the Secured Property sold.

      16.3  Mortgagor shall bear all expenses, including  without
limitation   reasonable        attorneys'   fees,    costs    and
disbursements, of or incidental to, enforcement of any provision of this Mortgage or the Secured Indebtedness and for the compromise, curing, defending or asserting any provision, right or claim with respect thereto, by litigation or otherwise.

      16.4 Mortgagee, in any action to enforce this Mortgage, shall be entitled to the appointment of a receiver.

      16.5 The remedies and rights granted to Mortgagee hereunder are cumulative and are not in lieu of, but are in addition to, and shall not be affected by the exercise of, any other remedy or right available to Mortgagee whether now or hereafter existing either at law or inequity or under this Mortgage or any other Loan Document.

      16.6 Except as otherwise provided herein, any sale of the Secured Property pursuant to this Mortgage, without further notice, shall create the relation of landlord and tenant at sufferance between the Purchaser and Mortgagor or any Person holding possession of the Real Estate through Mortgagor, and upon failure of Mortgagor or such Person to surrender possession thereof immediately, Mortgagor, or such Person may be removed by an action for unlawful detainer by the purchaser, in any court having venue.

      16.7 Mortgagor shall indemnify and hold Mortgagee harmless and defend it from any loss, liability, cost and expense (including without limitation attorneys' fees and disbursements) and all claims, actions, proceedings and suits arising out of, or in connection with, any lawful action by Mortgagee to enforce this Mortgage or any Loan Document, whether or not any action, proceeding or suit is filed, except where such loss, liability, cost, expense, claim, action, proceeding or suit is caused by or resulting from the gross negligence or willful misconduct of Mortgagee as determined by a court of competent jurisdiction in a final non-appealable judgment or order, but in no event shall Mortgagor be liable for any exemplary or punitive damages to the extent permitted by applicable law.

17   Security Agreement under Uniform Commercial Code.

                A. Mortgagor hereby grants to Mortgagee a security interest in all of the Secured Property (including, without limitation, the Fixtures) and in Mortgagor's present and future "equipment" and "general intangibles" as said quoted terms are defined in the Uniform Commercial Code of the State of Alabama (the "Code") and Mortgagee shall have, in addition to all rights and remedies provided herein, and in any other agreements made between Mortgagor and Mortgagee, all of the rights and remedies of a "secured creditor" under the Code. To the extent permitted under applicable law, this Mortgage shall be deemed to be a "security agreement" as defined in said Code.

                B.    Notwithstanding the filing of  a  financing
          statement covering any of the mortgaged Property in the records normally pertaining to personal property, all of the Mortgaged Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Mortgagee's option legal or equitable, shall be regarded, at Mortgagee's option to the extent permitted by law), as part of the Real Estate whether or not any such item is physically attached to the Real Estate or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any item of the Mortgaged Property shall not be construed as in any way derogating from or impairing this declaration and hereby stated intention of the parties. Pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file financing and continuation statements if Mortgagee shall determine in its sole discretion, that such are necessary or advisable in order to perfect its security interest in the Secured Property and Fixtures covered by this Mortgage, and Mortgagor shall pay to Mortgagee, upon demand, any reasonable expenses incurred by Mortgagee in connection with the preparation, execution, and filing of such statements that may be filed by Mortgagee.

                C. Certain of the Secured Property and Fixtures are or may become fixtures related to the Real Estate, and with respect thereto this Mortgage shall be effective as a financing statement filed on a fixture filing from the date of its filing in the real estate records of the county wherein the Real Estate is located. For purposes hereof, Mortgagor is the "Debtor" and Mortgagee is the "Secured Party," and the addresses of both are as set forth above. A photographic or other reproduction of this Mortgage shall be sufficient as a financing statement and may be filed as a financing statement with any filing officer as deemed necessary or desirable by Mortgagee. Information concerning the security interest created by this instrument may be obtained from the Mortgagee, as Secured Party, at the address set forth above.

18 Additional Representations and Warranties. Mortgagor represents and warrants that: (a) Mortgagor is qualified to do business in the State in which the Secured Property is located;
(b) on the date hereof, no portion of the Buildings or the Fixtures have been damaged, destroyed or injured by fire or other casualty which is not now fully restored; (c) Mortgagor has all necessary licenses, authorizations, registrations and approvals to own, use, occupy and operate the Real Estate and has full power and authority to carry on its business at the Real Estate as currently conducted and has not received any notice of any violation of any Legal Requirement; (d) as of the date hereof, Mortgagor has not received any notice of any Taking of the Secured Property or any portion thereof and Mortgagor has no knowledge that any such Taking is contemplated; (e) Mortgagor is a business and commercial organization, and the transaction reflected in, and effectuated by, the Loan Documents is made solely to acquire or to carry on business and commercial enterprise; and (f) at the date hereof there are no Leases affecting the Real Estate or any portion thereof, other than as identified on Exhibit A.

19 No Waivers, Etc. A failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms, covenants, conditions and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Secured Property, any part of the security held for payment of the Secured Indebtedness or any portion thereof or for the performance of the Secured Obligations secured by this Mortgage without, as to the remainder of the security, in any manner whatsoever, impairing or affecting the Lien of this Mortgage or the priority of the Lien of this Mortgage over any subordinate Lien. Mortgagee may resort for the payment of the Secured Indebtedness secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

20 Additional Rights. Upon confirmation of a sale pursuant to any order, decree or judgment of foreclosure of this Mortgage, the appropriate governmental officer making such sale, or his successor in office, shall be and is hereby authorized immediately to execute and deliver to the purchaser at such sale, a deed, assignment or appropriate document conveying the Secured Property to such purchaser. To the extent allowed by applicable law, upon the execution of such deed, assignment or appropriate document, the recitals therein of facts such as the terms of the sale, the sale, the purchase, payment of purchase money and other facts affecting the regularity or validity of such sale shall, absent manifest error, be conclusive proof of the truthfulness thereof, that such sale was regularly and validly made, and any such deed, assignment or appropriate document shall be conclusive against all persons as to all matters and facts recited therein.

21   Waivers by Mortgagor.

      21.1 To the extent allowed by applicable law, Mortgagor hereby waives errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage, the Loan Agreement or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision which, nor shall Mortgagor at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Secured Property prior to any sale or sales thereof which maybe made pursuant to any provision herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Secured Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment,
(iv) requires Mortgagee to institute proceedings in mortgage foreclosure against the Secured Property before exercising any other remedy afforded Mortgagee hereunder in the event of an Event of Default, (v) affects any of the terms, covenants, conditions or provisions of this Mortgage, or (vi) conflicts with or may affect, in a manner which may be adverse to Mortgagee, any provision, covenant, condition or term of this Mortgage, the Loan Agreement or any other Loan Document, nor shall Mortgagor at any time alter any sale or sales of the Secured Property pursuant to any provision herein, including, but without limiting the generality of the foregoing, after any sale pursuant to a judgment of foreclosure, claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Secured Property or the portion thereof so sold.

      21.2 To the extent allowed by applicable law, Mortgagor hereby waives the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets.

22 Not Joint Venture or Partnership. Mortgagor and Mortgagee intend that the relationship created hereunder be solely that of mortgagor and mortgagee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mortgagor and Mortgagee nor to grant Mortgagee any interest in the Secured Property other than that of mortgagee or lender.

23 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either Mortgagor or Mortgagee, or whenever either Mortgagor or Mortgagee shall desire to give or serve upon the other any such communication with respect to this Mortgage or the Secured Property, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in the manner and at the addresses of the parties set forth in the Loan Agreement.

24 Inconsistency with the Loan Documents. Unless this Mortgage expressly provides otherwise, if there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Loan Agreement, then the terms, covenants, conditions and provisions of the Loan Agreement shall prevail.

25 No Modification: Binding Obligations. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an agreement in writing signed by Mortgagor and Mortgagee. The covenants of this Mortgage shall run with the Land and shall bind Mortgagor and the heirs, distributees, personal representatives, successors and assigns of Mortgagor and all present and subsequent encumbrances, lessees and subleases of any of the Secured Property and shall inure to the benefit of Mortgagee and its respective successors, permitted assigns and endorsees.

26    Miscellaneous.  The Article headings in this  Mortgage  are used only for convenience and are not part of this Mortgage and are not to be used in determining the intent of the parties or otherwise in interpreting this Mortgage. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (b) "obligation" shall mean "obligation, duty, covenant and/or condition"; (c) "any of the Secured Property" shall mean "the Secured Property or any portion thereof or interest therein"; and (d) "Person" shall have the meaning ascribed thereto in the Loan Agreement. Any act which Mortgagee is permitted to perform under this Mortgage, the Loan Agreement or any other Loan Document may be performed at any time and from time to time by Mortgagee or by any Person or entity designated by Mortgagee. Any act which is prohibited to Mortgagor under this Mortgage, the Loan Agreement or any other Loan Document is also prohibited to all lessees of any of the Secured Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under this Mortgage, the Loan Agreement or any other Loan Document shall be irrevocable and coupled with an interest.


27 Enforceability. This Mortgage shall be governed by, and construed in accordance with, the laws of the State in which the Secured Property is located without regard to principles of conflicts of laws, except that the laws of the State of California shall govern the resolution of issues arising under the Loan Agreement to the extent that such resolution is necessary to the interpretation of this Mortgage. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage. Nothing in this Mortgage or in any other Loan Documents shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law. In the event that the payment of any interest due hereunder or under any of the other Loan Documents or a payment which is deemed interest, exceeds the maximum amount payable as interest under the applicable usury laws, such excess amount shall be applied to the reduction of the Secured Indebtedness, and upon payment in full of the Secured Indebtedness, shall be applied to the performance of the Secured Obligations, and upon performance in full of the Secured Obligations, shall be deemed to be a payment made by mistake and shall be refunded to Mortgagor.


28   Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.


29 Termination of Security Interest. This Mortgage, and the security interests created or granted hereby shall automatically terminate and be of no further force and effect on the earlier of
(a) the date on which (i) all Secured Obligations, accrued or matured interest and fees, and other accrued and payable monetary Secured Obligations have been paid (subject to reinstatement in accordance with the Loan Agreement), and (ii) the termination, payment in full or cash collateralization of all outstanding Letters of Credit (as defined in the Loan Agreement) in full to the reasonable satisfaction of the Mortgagee, at which time Mortgagee (without recourse upon, or any warranty whatsoever by, Mortgagee) shall execute and deliver to Mortgagor, for recording in each office in which this Mortgage shall have been recorded, an instrument releasing this Mortgage and such other documents and instruments necessary to terminate any security interest of Mortgagee granted hereby as Mortgagor may reasonably request, all without recourse upon, or warranty whatsoever by, Mortgagee, except that the same shall be free and clear of any claims, Liens or encumbrances created by or in respect of Mortgagee, and at the cost and expense of Mortgagor.

     29.1 MORTGAGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and acknowledged under seal the day and year first above written.

                                   INTERGRAPH CORPORATION,
                                   Mortgagor



                                   By:

                                   Name:  /s/ Larry J. Laster
                                          ----------------------
                                      Title: EVP
                                            ------------------




STATE OF _______________ )

COUNTY OF ______________ )


      I, the undersigned Notary Public in and for said County, in said State, hereby certify that ____________________, whose name as _______________ of Intergraph Corporation, a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, _____ as such officer and with full authority, executed the same voluntarily for and as the act of said corporation on the day the same bears date.

      Given under my hand and official seal, this _____ day of _______________, 1997.



                                   ______________________________
                                   Notary Public
                                   My Commission Expires:
                                   ______________________________




                          EXHIBIT "A"

                            TRACT I
                            -------
                           (Foothill)

All  that  part of Sections 21, 27, 28 and 33, Township 4  South,
Range 2 West of the Huntsville Meridian, Madison County, Alabama.

Particularly described as beginning at a concrete monument at the center of the East boundary of Section 21, Township 4 South, Range 2 West; thence from the point of true beginning, South 01 degrees 24 minutes 39 seconds West 2657.77 feet to a concrete monument at the Southeast corner of said Section 21; thence South 01 degree 31 minutes 20 seconds West, 1204.68 feet to a concrete monument; thence South 88 degrees 46 minutes 04 seconds East, 1259.91 feet to a concrete monument; thence South 18 degrees 56 minutes 51 seconds East, 140.57 feet to a concrete monument; thence South 88 degrees 25 minutes 56 seconds East, 2.83 feet to a concrete monument at the Northeast corner of the Southwest Quarter of the Northwest Quarter of Section 27, Township 4 South, Range 2 West; thence along the East boundary of said Quarter-Quarter Section, South 01 degrees 51 minutes 00 seconds West, 1329.29 feet to a concrete monument at the Southeast corner of the Southwest Quarter of the Northwest Quarter of said Section 27; thence along the Quarter-Section line, South 88 degrees 24 minutes 49 seconds East, 2132.29 feet to a concrete monument at the Northwest corner of a Huntsville Utilities lot; thence along the west boundary of said lot, South 01 degrees 35 minutes 11 seconds West, 250.00 feet to a concrete monument; thence South 88 degrees 24 minutes 49 seconds East, 230.00 feet to a concrete monument; thence North 1 degrees 35 minutes 11 seconds East,
250.00 feet to a concrete monument on the Quarter Section line; thence along the Quarter-Section line, South 88 degrees 24 minutes 49 seconds East, 1515.51 feet to a concrete monument on the Westerly margin of Zierdt Road; thence along the westerly margin of Zierdt Road, South 02 degrees 17 minutes 01 seconds West, 1760.18 feet to a concrete monument at the Northeast corner of the University of Alabama-Huntsville Property; thence along the North boundary of said property, North 88 degrees 19 minutes 37 seconds West, 1901.00 feet to a concrete monument; thence South 02 degrees 17 minutes 01 seconds West, 900.00 feet to a concrete monument on the South boundary of Section 27, Township 4 South, Range 2 West; thence along the South boundary of said
Section 27, North 88 degrees 19 minutes 37 seconds West, 3245.75 feet to an unmonumented Southwest corner of Section 27, Southeast corner Section 28, Northeast Corner of Section 33 and Northwest corner of Section 34 all in Township 4 South, Range 2 West; thence along the Easterly boundary of Section 33, South 03 degrees 31 minutes 04 seconds West 1330.88 feet to a concrete monument at the center of the Easterly boundary of Section 33, South 03 degrees 31 minutes 04 seconds West 1330.88 feet to a concrete monument at the center of the East boundary of the Northeast Quarter of said Section 33, Township 4 South, Range 2 West; thence along the South boundary of the North one-half of the Northeast Quarter of Section 33, North 88 degrees 52 minutes 27 seconds West, 2121.77 feet to a concrete monument; thence North 2 degrees 15 minutes 55 seconds East, 79.92 feet to a concrete monument; thence North 85 degrees 29 minutes 04 seconds West, 550.00 feet to a concrete monument on the Westerly margin of Old Jim Williams Road; thence North 02 degrees 15 minutes 55 seconds East 614.78 feet to a point; thence continuing along the Westerly margin of said road, around a curve to the left, with a radius of 846.72 feet and a chord bearing and distance of North 05 degrees 10 minutes 18 seconds East, 219.21 feet to a concrete monument on the North-South Quarter Section line of said Section 33; thence along the Quarter-Section line, North 02 degrees 23 minutes 03 seconds East, 383.29 feet to a concrete monument at the center of the North boundary of Section 33; thence along the North boundary of said Section 33, South 88 degrees 54 minutes 24 seconds East, 2728.16 feet to the unmonumented Northeast corner of Section 33, Northwest corner of Section 34, Southeast corner of Section 28 and the Southwest corner of Section 27; thence from the Southwest corner of Section 27, North 01 degrees 31 minutes 20 seconds East, 2652.19 feet to a concrete monument at the center of the East boundary of Section 28; thence along the Quarter Section line of said Section 28, North 88 degrees 53 minutes 06 seconds West 970.05 feet to a concrete monument at the Southeast corner of a Huntsville Utilities Lot; thence along the East boundary of said lot, North 01 degrees 47 minutes 39 seconds East 225.00 feet to a concrete monument at the Northeast corner of said lot; thence along the North boundary of the Huntsville Utilities lot, North 88 degrees 53 minutes 06 seconds West, 387.22 feet to a concrete monument on the North-South Quarter-Quarter Section line; thence North 01 degrees 47 minutes 39 seconds East, along said Quarter-Quarter Section line, 803.83 feet to a concrete monument at the intersection of said Quarter-Quarter Section line with the centerline of Dunlop Boulevard; thence continuing North 01 degrees 47 minutes 39 seconds East along said Quarter-Quarter line 60.00 feet to a concrete monument on the North margin of Dunlop Boulevard; thence along the North margin of Dunlop Boulevard, North 89 degrees 01 minutes 20 seconds West, 10.00 feet to a concrete monument at

                      TRACT I (Continued)
                      -------------------
                           (Foothill)

the intersection of the Northerly margin of Dunlop Boulevard with the Easterly margin of the Southern Railway Systems Right-of-way; thence along the Easterly margin of said railway right-of-way, North 01 degrees 47 minutes 39 seconds East, 1569.13 feet to an iron stake on the South boundary of Section 21; thence along said boundary North 88 degrees 54 minutes 55 seconds West, 1.00 feet to an iron stake; thence North 43 degrees 33 minutes 26 seconds West, 5.62 feet to an iron stake; thence North 01 degrees 53 minutes 36 seconds East, 39.65 feet to an iron stake and the P.C. of a curve to the left; thence around said curve with a radius of 1180.00 feet and a chord bearing and distance of North 12 degrees 25 minutes 34 seconds West, 583.27 feet to an iron stake at the point of tangency; thence North 26 degrees 43 minutes 33 seconds West, 1927.34 feet to a concrete monument at the intersection of the Easterly margin of the Southern Railway right-of-way with the Southerly margin of Lime Quarry Road right-of-way; thence along the Southerly margin of said road right-of-way North 64 degrees 04 minutes 39 seconds East, 447.53 feet to a concrete monument; thence continuing along said right-of-way, North 83 degrees 24 minutes 23 seconds East, 219.35 feet to a concrete monument; thence continuing along said right-of-way, South 87 degrees 57 minutes 53 seconds East, 248.49 feet to a concrete monument; thence continuing along said right-of-way, North 51 degrees 55 minutes 25 seconds East, 130.76 feet to a concrete monument; thence North 02 degrees 02 minutes 07 seconds East, 50.00 feet to a concrete monument on the East-West Quarter Section line of
Section 21, Township 4 South, Range 2 West, and the termination of Lime Quarry Road Right-of-way; thence South 88 degrees 08 minutes 47 seconds East, along said Quarter Section line, 1442.99 feet to the point of true beginning and containing 591.495 acres, more or less.


                           TRACT II:
                           ---------
                           (Foothill)

All that part of the South one-half of Section 21 and the North one-half of Section 28, Township 4 South, Range 2 West of the
Huntsville Meridian, Madison County, Alabama.

Particularly described as beginning at a concrete monument at the intersection of the Southerly margin of Lime Quarry Road with the Westerly margin of the Southern Railway Systems right-of-way; said point of true beginning is further described as being North 88 degrees 08 minutes 47 seconds West 1442.99 feet, South 02 degrees 02 minutes 07 seconds West, 50.00 feet, South 51 degrees 55 minutes 25 seconds West, 130.76 feet, North 87 degrees 57 minutes 53 seconds West, 248.49 feet, South 83 degrees 24 minutes 23 seconds West, 219.35 feet and South 64 degrees 04 minutes 39 seconds West, 517.53 feet from the center of the East boundary of
Section 21, Township 4 South, Range 2 West; thence from the point of true beginning, South 26 degrees 43 minutes 33 seconds East, along the Westerly margin of the Southern Railway right-of-way, 1928.33 feet to an iron stake at the P.C. of a curve to the right; thence around said curve to the right, with a radius of 1110.00 feet and a chord bearing and distance of South 12 degrees 25 minutes 34 seconds East, 548.67 feet to an iron stake at the point of tangency; thence South 01 degrees 53 minutes 36 seconds West, 44.63 feet to an iron stake on the South boundary line of
Section 21; thence along said boundary line, North 88 degrees 54 minutes 55 seconds West, 5.00 feet to an iron stake; thence South 01 degrees 47 minutes 39 seconds West, along the westerly margin of the Southern Railway right-of-way, 1569.27 feet to a concrete monument at the intersection of the North margin of Dunlop Boulevard with the West margin of the Southern Railway right-of-way; thence along the North margin of Dunlop Boulevard, North 89 degrees 01 minutes 20 seconds West, 1455.77 feet to a concrete monument; thence North 02 degrees 14 minutes 47 seconds East,
402.10 feet to a concrete monument; thence North 88 degrees 56 minutes 13 seconds West, 436.00 feet to a concrete monument; thence North 02 degrees 14 minutes 47 seconds East, 400.00 feet to a concrete monument on the South margin of Cochran Road Right-of-way; thence along the South margin of said road, South 88 degrees 56 minutes 13 seconds East, 633.47 feet to a concrete monument; thence North 01 degrees 03 minutes 47 seconds East,
70.00 feet to a concrete monument on the North margin of Cochran Road; thence continuing North 01 degrees 03 minutes 47 seconds East 699.86 feet to a concrete monument on the South boundary of
Section 21; thence along the South boundary of said Section 21, North 88 degrees 56 minutes 13 seconds West, 425.00 feet to a concrete monument; thence South 01 degrees 03 minutes 47 seconds West, 699.86 feet to a concrete monument on the North margin of Cochran Road; thence along the North margin of Cochran Road, North 88 degrees 56 minutes 13 seconds West, 986.53 feet to a concrete monument ; thence North 02 degrees 14 minutes 45 seconds East, 175.08 feet to a concrete monument at the P.C. of a curve to the right; thence around said curve to the right with a radius of 503.295 feet and a chord bearing and distance of North 34 degrees 27 minutes 28 seconds East, 536.60 feet to a concrete monument at the P.T. of the curve; thence North 02 degrees 14 minutes 46 seconds East, 76.81 feet to a concrete monument on the South boundary of Section 21; thence along the South boundary of said Section 21, North 88 degrees 56 minutes 13 seconds West, 1434.36 feet to a concrete monument at the intersection of the South boundary of Section 21 with the East margin of the Wall-Triana East Bound Ramp - Right-of-Way to Interstate Highway I-
565; thence along said right-of-way line, North 00 degrees 48 minutes 05 seconds East, 687.98 feet to a concrete monument; thence continuing along said ramp right-of-way, North 46 degrees 22 minutes 04 seconds East, 1198.33 feet to a concrete monument on the Southerly right-of-way of I-565; thence continuing along said I-565 southerly right-of-way, North 65 degrees 14 minutes 22 seconds East, 1050.10 feet to a concrete monument; thence continuing along said right-of-way line, North 64 degrees 27 minutes 16 seconds East, 113.00 feet to a concrete monument; thence continuing along said right-of-way South 30 degrees 04 minutes 26 seconds East 244.93 feet to a concrete monument; thence continuing along said right-of-way, North 32 degrees 00 minutes 09 seconds East, 80.99 feet to a concrete monument; thence continuing along said right-of-way, North 55 degrees 22 minutes 38 seconds East, 28.53 feet to a concrete monument; thence continuing along said right-of-way, North 30 degrees 04 minutes 26 seconds West, 196.83 feet to a concrete monument; thence continuing along said right-of-way, North 64 degrees 27 minutes 16 seconds East, 810.29 feet to a concrete monument at the intersection of I-565 southerly right-of-way with the Westerly margin of Southern Railway Systems Right-of-way; thence along the Westerly margin of the Southern Railway right-of-way around a curve to the left, with a radius of 1467.692 feet and a chord bearing and distance of South 23 degrees 41 minutes 00 seconds East, 155.50 feet to a concrete monument; thence along said railway right-of-way, South 26 degrees 43 minutes 33 seconds East, 24.69 feet to the point of beginning and containing 208.150 acres, more or less.
                      TRACT II (Continued)
                      --------------------
                           (Foothill)

LESS  AND  EXCEPT that certain property located in the  Southwest
Quarter  of  Section 21, Township 4 South, Range 2 West,  Madison
County, Alabama more particularly described as follows:

Commencing  at a point that is South 87 degrees 30  minutes  West
146.17  feet;  thence North 2 degrees 47 minutes 20 seconds  West
688.41 feet; thence North 42 degrees 46 minutes 39 seconds East 1,198.30 feet and North 61 degrees 38 minutes 54 seconds East
153.58 feet from the Southwest corner of Section 21, Township 4 South, Range 2 West, said point being the true point of beginning;

thence from the point of true beginning North 61 degrees 38 minutes 54 seconds East 216.26 feet to a point; thence South 01 degree 33 minutes 06 seconds East 98.12 feet to a point; thence South 88 degrees 37 minutes 54 seconds West 193.03 feet to the point of beginning.

PROVIDED, HOWEVER, THAT WITH RESPECT TO THE PARCELS OF TRACT II DESCRIBED BELOW THE INTEREST OF THE MORTGAGOR IS AS LESSEE UNDER THE FOLLOWING DESCRIBED LEASES AND WITH RESPECT TO THE PROPERTY DESCRIBED BELOW FOR EACH SUCH LEASE, AND WITH RESPECT TO SUCH PROPERTIES THE MORTGAGE SHALL BE A LEASEHOLD MORTGAGE:

1. INTERGRAPH CORPORATION'S RIGHTS UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MADISON, INC. AND SCHAEFER-ALABAMA CORPORATION DATED JUNE 12, 1973 AND RECORDED IN DEED BOOK 479, PAGE 19, JUDGE OF PROBATE, AND AS ASSIGNED TO WELBILT CORPORATION PURSUANT TO MEMORANDUM OF ASSIGNMENT OF LESSEE'S INTEREST IN LEASE DATED OCTOBER 21, 1982 AND RECORDED IN DEED BOOK 607, PAGE 37, AND AS ASSIGNED TO INTERGRAPH CORPORATION PURSUANT TO THAT CERTAIN ASSIGNMENT OF ASSUMPTION OF LEASE DATED NOVEMBER 1, 1983, RECORDED IN DEED BOOK 624, PAGE 113, IN THE OFFICE OF THE JUDGE OF PROBATE, MADISON COUNTY, ALABAMA AND COVERING THE FOLLOWING DESCRIBED REAL
     PROPERTY:

     All that part of the South one-half of Section 21, Township 4 South, Range 2 West of the Huntsville
     Meridian,   Madison   County,  Alabama.    Particularly
     described  as beginning at a concrete monument  on  the
     East margin of the Madison-Triana Road and at the Northwest corner of the U.S. Corrugated Fibre Box Company site, said point of true beginning is further described as being North 87 degrees 30 minutes east,
     50.0 feet from the Southwest corner of Section 21, Township 4 South, Range 2 west. Thence from the point of true beginning, along the East margin of the Madison-Triana Road, North 01 degrees 22 minutes 06 seconds West 900 feet to a point; thence North 87 degrees 30 minutes East, 2418.17 feet to a point in the center of a drainage ditch; thence South 01 degrees 15 minutes 57 seconds East 950.34 feet to a concrete monument in the center of said drainage ditch and on the projected North boundary of the U.S. Corrugated Fibre Box Company site; thence South 87 degrees 30 minutes West, along
     the   projected  and  North  boundary  of   said   U.S.
     Corrugated Fibre Box Company site 2741.67 feet to the point of true beginning and containing 53.29 acres, more or less.

AND ALSO
--------

2. INTERGRAPH CORPORATION'S RIGHTS UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF HUNTSVILLE AND INTERGRAPH CORPORATION DATED AS OF MAY 1, 1983 AND AS OF RECORD IN DEED BOOK 616, PAGE 809, IN THE OFFICE OF THE JUDGE OF PROBATE OF MADISON COUNTY, ALABAMA AND COVERING THE FOLLOWING DESCRIBED PROPERTY:

                      TRACT II (Continued)
                      --------------------
                           (Foothill)

2.  (Continued)

     All that part of the northeast quarter of Section 28, Township 4 South, Range 2 West of the Huntsville
     Meridian, Madison County, Alabama.

     Particularly described as beginning at an iron stake at the northwest corner of the tract herein described; said point of true beginning is further described as being North 87 degrees 30 minutes East, 2691.67 feet from the Northwest corner of Section 28, Township 4 South, Range 2 West. Thence from the point of true beginning North 87 degrees 30 minutes 52 seconds East, 1261.66 feet to an iron stake on the west margin of the
     80.00 foot Southern Railway Company Right-of-Way; thence along the margin of said Right-of-way, South 01 degree 48 minutes 36 seconds East, 1569.25 feet to an iron stake on the north margin of the 120.00 foot Right-of-Way for Dunlop Boulevard; thence along the north margin of said Right-of-way, South 87 degrees 24 minutes 30 seconds West 444.86 feet to an iron stake; thence North 2 degrees 35 minutes 30 seconds West,
     100.00 feet to the P.C. of a curve to the left; thence around said curve, having a radius of 672.63 feet, with a chord bearing and distance of North 25 degrees 33 minutes 59 seconds West, 525.09 feet to the P.T. of said curve; thence North 48 degrees 32 minutes 27 seconds West, 27.03 feet to the P.C. of a curve to the left; thence around said curve, having a radius of
     708.29 feet, with a chord bearing and distance of North 70 degrees 31 minutes 14 seconds West, 530.19 feet to the P.T. of said curve; thence South 87 degrees 30 minutes West, 80.77 feet to a point on the south margin of the 70.00 foot Right-of-Way for Cochran Road; thence North 2 degrees 30 minutes West, 70.00 feet to an iron stake on the north margin of the Right-of-way for Cochran Road and the southeast corner of the Harris Pine Mills property; thence along the east boundary of said Harris Pine Mills site, North 2 degrees 30 minutes West, 699.85 feet to the point of true beginning and containing 33.00 acres, more or less.

     TOGETHER WITH:

     All that part of the northeast quarter of Section 28, Township 4 South, Range 2 West of the Huntsville
     Meridian, Madison County, Alabama.

     Particularly described as beginning at an iron stake on the east margin of the 80.00 foot Southern Railway Company Right-of-way; said point of true beginning is further described as being North 87 degrees 30 minutes East, 4033.33 feet from the northwest corner of Section 28, Township 4 South, Range 2 West.

     Thence from the point of true beginning North 87 degrees 30 minutes 52 seconds East, 10.00 feet to a concrete monument at the center of the north boundary of the northeast quarter of Section 28, Township 4 South, Range 2 West; thence along the quarter-quarter section line, South 01 degree 48 minutes 36 seconds East, 1569.08 feet to an iron stake on the north margin of the 120.00 foot Right-of-way for Dunlop Boulevard; thence along the north margin of said Right-of-way South 87 degrees 24 minutes 30 seconds West, 10.00 feet to an iron stake on the east margin of the 80.00 foot Southern Railroad Company Right-of-way; thence along the east margin of said Right-of-way, North 01 degrees 48 minutes 36 seconds West, 1569.10 feet to the point of true beginning and containing 0.36 acres more or less.




                           TRACT III:
                           ----------
                           (Foothill)

INTERGRAPH CORPORATION'S RIGHTS UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF HUNTSVILLE AND THE H. D. LEE COMPANY, INC. DATED SEPTEMBER 1, 1973 AND RECORDED IN DEED BOOK 484, PAGE 437, JUDGE OF PROBATE, AND AS ASSIGNED FROM THE H.D.LEE COMPANY, INC. TO THE LEE APPAREL COMPANY, INC. DATED FEBRUARY 14, 1983 AND RECORDED IN MORTGAGE BOOK 1459, PAGE 264, JUDGE OF PROBATE, AND ASSIGNED AND ASSUMED BY INTERGRAPH CORPORATION BY THAT CERTAIN ASSIGNMENT AND ASSUMPTION OF LEASE DATED NOVEMBER 14, 1986 AND RECORDED IN MORTGAGE BOOK 1459, PAGE 267, JUDGE OF PROBATE AND COVERING THE FOLLOWING DESCRIBED REAL PROPERTY:

All that part of the Southwest Quarter of Section 28, Township  4
South,  Range 2 West of the Huntsville Meridian, Madison  County,
Alabama.

Particularly described as beginning at a concrete monument at the intersection of the North margin of the 70.00 foot right-of-way for the old Jim Williams Road, with the Easterly margin of the right-of-way for Martin Road; said point of true beginning is described as being North 02 degrees 15 minutes 24 seconds East,
70.03 feet and North 86 degrees 01 minutes 06 seconds East, 47.15 feet from the Southwest corner of Section 28, Township 4 South, Range 2 West; thence from the point of true beginning, along the Easterly margin of Martin Road around a curve to the right, having a radius of 2980.71 feet and a chord bearing and distance of North 00 degrees 19 minutes 42 seconds West, 268.82 feet to a concrete monument at the P.T. of the curve; thence continuing along the Easterly margin of Martin Road, North 02 degrees 15 minutes 24 seconds East, 412.83 feet to a concrete monument at the intersection of the Easterly margin of said Martin Road with the Southerly margin of Kellner Road; thence along said Southerly margin of Kellner Road, North 48 degrees 02 minutes 50 seconds East, 132.49 feet to a concrete monument on the South margin of a
120.00 foot right-of-way for Kellner Road; thence South 89 degrees 10 minutes 36 seconds East, along the South margin of Kellner Road; 1070.20 feet to a concrete monument; thence South 25 degrees 34 minutes 36 seconds East, 884.12 feet to a concrete monument on the North margin of Old Jim Williams Road; thence along the North margin of Old Jim Williams Road, North 89 degrees 05 minutes 25 seconds West, 1013.28 feet to a concrete monument at the P.C. of a curve to the right; thence continuing along the North margin of Old Jim Williams Road, around said curve to the right, having a radius of 2931.22 feet and a chord bearing and distance of North 86 degrees 46 minutes 31 seconds West, 236.97 feet to a concrete monument at the point of a reverse curve; thence continuing along the North margin of said road, around a curve to the left, having a radius of 2777.05 feet, and a chord bearing and distance of North 86 degrees 57 minutes 43 seconds West, 242.83 feet to a concrete monument at the P.T. of the curve; thence continuing along the North margin of said road, North 89 degrees 28 minutes 22 seconds West, 72.80 feet to the point of true beginning and containing 24.629 acres, more or less.




                           TRACT IV:
                           ---------
                           (Foothill)

All that part of Madison Industrial Park as recorded in Plat Book 6, Page 21, Probate Records of Madison County, Alabama, and further described as being a part of the Southwest Quarter of
Section 15, Township 4 South, Range 2 West of the Huntsville Meridian, Madison County, Alabama.

Particularly described as beginning at a concrete monument on the Easterly boundary of Research Boulevard; said point of true beginning is further described as being North 01 degrees 57 minutes 26 seconds East, 1538.11 feet and South 64 degrees 35 minutes 25 seconds West, 955.28 feet from the Southeast corner of the Southwest Quarter of Section 15, Township 4 South, Range 2 West; thence from the point of true beginning North 25 degrees 24 minutes 35 seconds West, 300.00 feet to a concrete monument at the intersection of a ninety degree corner of Research Boulevard; thence along the Southerly margin of said Boulevard North 64 degrees 35 minutes 25 seconds East, 561.92 feet to a concrete monument at the P.C. of a curve to the left; thence around said curve to the left with a radius of 160.00 feet and a chord bearing and distance of 18.92 feet to a concrete monument at a point on the curve; thence continuing around said curve and along the Easterly margin of Research Boulevard, with a radius of
160.00 feet and a chord bearing and distance of North 29 degrees 52 minutes 50 seconds East, 149.86 feet to a concrete monument at the P.T. of the curve; thence South 88 degrees 02 minutes 34 seconds East, 164.01 feet to a concrete monument; thence South 01 degrees 57 minutes 26 seconds West, 181.36 feet to a concrete monument; thence South 64 degrees 35 minutes 25 seconds West,
185.49 feet to a concrete monument; thence South 25 degrees 24 minutes 35 seconds East, 150.01 feet to a concrete monument; thence South 64 degrees 35 minutes 25 seconds West, 580.80 feet to the point of beginning and containing 5.00 acres, more or less.

                            TRACT V:
                            --------
                           (Foothill)

INTERGRAPH CORPORATION'S RIGHTS UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MADISON, INC. AND INTERGRAPH CORPORATION DATED AS OF SEPTEMBER 1, 1982 AND AS OF RECORD IN DEED BOOK 609, PAGE 636 OF THE JUDGE OF PROBATE AND COVERING THE FOLLOWING DESCRIBED REAL PROPERTY:

All that part of Madison Industrial Park as recorded in Plat Book 6, Page 21, Probate Records of Madison County, Alabama, and further described as being a part of the Southwest Quarter of
Section 15, Township 4 South, Range 2 West of the Huntsville Meridian, Madison County, Alabama.

Particularly described as beginning at a concrete monument on the Westerly Boundary of Research Boulevard; said point of true beginning is further described as being North 01 degrees 57 minutes  26  seconds East 1765.79 feet and North  88  degrees  02 minutes 34 seconds West, 460.80 feet to a concrete monument at the P.C. of a curve on the Westerly margin of Research Boulevard; thence along the Westerly margin of said Boulevard, around a curve to the right, with a radius of 90.00 feet and chord bearing and distance of South 33 degrees 16 minutes 33 seconds West,
103.95 feet to a concrete monument at the P.T. of the curve; thence continuing along the Northerly margin of Research Boulevard, South 64 degrees 35 minutes 25 seconds West, 741.94 feet to a concrete monument at the P.C. of a curve to the right; thence around said curve to the right with a radius of 25.00 feet and a chord bearing and distance of North 70 degrees 24 minutes 06 seconds West, 35.36 feet to a concrete monument at the P.T. of the curve; thence North 25 degrees 24 minutes 38 seconds West,
123.48 feet to a concrete monument at the P.C. of a curve to the right; thence around said curve to the right, and continuing along the Easterly margin of Research Boulevard with a radius of
176.84 feet and a chord bearing and distance of North 11 degrees 49 minutes 25 seconds West, 83.11 feet to a concrete monument at the P.T. of the curve; thence continuing along the Easterly margin of Research Boulevard, North 01 degrees 45 minutes 35 seconds East, 584.53 feet to a concrete monument at the P.C. of a curve to the right; thence around said curve to the right, with a radius of 100.00 feet and a chord bearing and distance of North 46 degrees 46 minutes 03 seconds East, 141.44 feet to a concrete monument at the P.T. of the curve; thence South 88 degrees 13 minutes 34 seconds East, along the Southerly margin of Research Boulevard, 625.21 feet to a concrete monument at the P.C. of a curve to the right; thence around said curve to the right, with a radius of 100.00 feet and a chord bearing and distance of South 43 degrees 08 minutes 06 seconds East, 141.65 feet to a concrete monument at the P.T. of the curve; thence along the Westerly margin of Research Drive, South 01 degrees 57 minutes 26 seconds East, 358.11 feet to the point of beginning and containing 13.495 acres, more or less.